Financial Guidance 2007
Financial Guidance  -
2007
Financial Guidance  -
2007
Pro forma growth is calculated from mid-point of 2006 pro forma Outlook to mid-point of 2007 Outlook assuming AAT acquisition was closed and all anticipated synergies realized as of January 1, 2006. 2006 pro forma Outlook excludes one-time transition, integration, severance and bonus costs incurred in connection with the AAT acquisition, $2 mm of site leasing revenue and $3 mm of tower cash flow one-time benefits realized in 2006.
($ in mm)
2006 – 2007
2007 FY Pro Forma Growth
Site leasing revenue $300.0 - $320.0 11%
Site development revenue $90.0 - $100.0 0%
Total revenues $390.0 - $420.0 8%
Tower cash flow $220.0 - $240.0 14%
Adjusted EBITDA $200.0 - $210.0 17%
Net interest expense $90.0 - $91.0 (12%)
Non-discretionary cash capital expenditures $8.0 - $10.0 34%
Cash taxes $1.0 - $2.0 0%
Equity free cash flow $97.0 - $111.0 62%
Discretionary cash capital expenditures $44.0 - $46.0 NM

Acquisitions Since Q4 2004
Acquisitions Since Q4 2004
$168.5 mm of consideration
63 transactions
Average of $340K per tower
496 towers
Average of 8 towers per transaction
765 tenants
Average of 1.5 tenants per tower
$16 mm of Run Rate Revenue at Closing
$11 mm of Run Rate Tower Cash Flow at Closing
94% telephony revenue at closing
Metrics consistent with or better than existing portfolio
Note: Excludes AAT acquisition.

Financial Performance of Acquisitions
Financial Performance of Acquisitions
Transactions Closed More than One Year Ago
12.45x
15.52x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
18.0x
Closing TCF Multiple Current TCF Multiple
All Transactions Since Q4 2004
9.92x
13.50x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
Closing TCF Multiple Current TCF Multiple
27 Transactions
143 Towers
63 Transactions
496 Towers
Highly Accretive

Ground Lease Purchases
Ground Lease Purchases
Program Profile
Program commenced in Q4 2004
Target a minimum 15% five-year IRR
Flexible structure
Purchases
Long-term amendments
Perpetual or long term easements
Purchases since Q4 2004
210 transactions
$16.6 mm of aggregate consideration
9.45x current expense average acquisition multiple
Immediately Accretive to Equity Free Cash Flow Per Share